UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 1, 2010

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-31299

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	65-0865171
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

901 Yamato Road, Suite 110

Boca Raton, Florida 33431

(Address Of Principal Executive Offices)

(561) 322-1300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On February 1, 2010, Medical Staffing Network Holdings, Inc. (the “Company”) informed General Electric Capital Corporation (“GECC”), as administrative agent under that certain Amended and Restated Credit Agreement between the Company and GECC, dated March 12, 2009 (the “First Lien Credit Agreement”), and the Lenders under that certain Amended and Restated Second Lien Credit Agreement (the “Second Lien Credit Agreement”, and, together with the First Lien Credit Agreement, the “Agreements”) that while the Company has not yet completed the close of its books for the month and fiscal year ended December 27, 2009, the Company has reason to know (as of the date of this Form 8-K) that the Company will not be in compliance as of December 27, 2009 with the Minimum Consolidated Fixed Charge Coverage Ratio, the Minimum Consolidated EBITDA and the Maximum Consolidated Leverage Ratio covenants set forth in each of the Agreements.

Upon a default (which includes non-satisfaction of financial covenants) under the First Lien Credit Agreement, the lenders (collectively, the “First Lien Lenders”), for which GECC acts as administrative agent, could, among other remedies, accelerate the maturity of the debts due to them, terminate their commitments to extend credit under the revolving line of credit that is part of the First Lien Credit Agreement and/or increase the interest rate that the Company is obligated to pay to the First Lien Lenders by four percent (4%) per annum. Further, because the First Lien Lenders have a first lien on all of the Company’s assets to secure all of the Company’s obligations due to them under the First Lien Credit Agreement, the First Lien Lenders could take actions under the First Lien Credit Agreement to seek to sell the Company’s assets to repay these obligations. Subject to the terms of an Intercreditor Agreement between the First Lien Lenders and the Second Lien Lenders (defined below), upon a default (which includes non-satisfaction of financial covenants) under the Second Lien Credit Agreement, the lenders under the Second Lien Credit Agreement (collectively, the “Second Lien Lenders”), also have certain rights.

The Company, along with its wholly-owned subsidiaries had, as of December 18, 2009, entered into that certain Forbearance Agreement to Amended and Restated Credit Agreement (the “Forbearance Agreement”) with GECC, as administrative agent, and with the required percentage of the First Lien Lenders, under which GECC and the First Lien Lenders had agreed to forbear with respect to the Company being out of compliance with the First Lien Credit Agreement with respect to the Minimum Consolidated Fixed Charge Coverage Ratio and the Minimum Consolidated EBITDA financial covenants. The Forbearance Agreement expires today, and the Company remains out of compliance with such covenants as well as the others described above.

The Company is currently in discussions with GECC, as the administrative agent for the First Lien Lenders, and with the Second Lien Lenders, with respect to the new defaults. While the Company expects to reach an acceptable arrangement with GECC and the First Lien Lenders (with respect to the First Lien Agreement) and with the Second Lien Lenders (with respect to the Second Lien Agreement), there can be no assurance that an acceptable arrangement will be reached. If the Company is unable to obtain a waiver or other acceptable arrangement with the First Lien Lenders and the Second Lien Lenders with respect to the default, it will likely have a material adverse effect on the Company’s business and financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medical Staffing Network Holdings, Inc.

By:	/s/ Kevin S. Little
Kevin S. Little
President and Chief Financial Officer

Dated: February 1, 2010

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